UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 30, 2018

BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

South Dakota

(State or other jurisdiction of incorporation)

001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

7001 Horizon Point, PO Box 1400
Rapid City, South Dakota	57709-1400
(Address of principal executive offices)	(Zip Code)

605.721.1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 30, 2018, the Company amended and restated two of its existing credit agreements as briefly summarized below.

1.              The Company entered into a Third Amended and Restated Credit Agreement dated as of July 30, 2018, among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, and U.S. Bank, National Association, as Administrative Agent (the “Restated Revolver”).  The Restated Revolver extends the term from August 9, 2021 to July 30, 2023, with two one-year extension options (subject to consent from the lenders).  The Restated Revolver also has an accordion feature that allows the Company to increase availability from $750 million to up to $1 billion with the consent of the administrative agent, the issuing agents and each bank increasing or providing a new commitment.  The cost of borrowing under the Restated Revolver remains unchanged at a spread of 125 basis points over LIBOR for borrowings and 20 basis points over LIBOR for the unused facility commitments, which can change from time-to-time based on our senior unsecured long-term debt ratings.  Otherwise, the Restated Revolver is on terms that are similar, in all material respects, to the terms of the revolving credit agreement that it amends and restates.  As of July 30, 2018, there were no borrowings outstanding, and there were $11 million of letters of credit issued, under the Restated Revolver.  The Restated Revolver is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

2.              The Company also entered into an Amended and Restated Credit Agreement dated as of July 30, 2018, among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Restated Term Loan”).  The Restated Term Loan extends the maturity from August 9, 2019 to July 30, 2020 and was otherwise amended to conform to the relevant amended and restated terms of the Restated Revolver.  The cost of borrowing under the Restated Term Loan decreased from 105 basis points to 75 basis points over LIBOR, and can change from time-to-time based on our senior unsecured long-term debt ratings.  Otherwise, the Restated Term Loan is on terms that are similar, in all material respects, to the terms of the term loan that it amends and restates.  As of July 30, 2018, the outstanding principal balance of the Restated Term Loan was $300 million.  The Restated Term Loan is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this item is included in Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1

Third Amended and Restated Credit Agreement dated as of July 30, 2018, among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, and U.S. Bank, National Association, as Administrative Agent.

10.2

Amended and Restated Credit Agreement dated as of July 30, 2018, among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

	By:	/s/ Richard W. Kinzley
Richard W. Kinzley
Senior Vice President and Chief Financial Officer

Date: July 31, 2018

3